Exhibit 99.1

Green Thumb Industries Reports

First Quarter 2021 Results

CHICAGO and VANCOUVER, British Columbia, May 12, 2021 — Green Thumb Industries Inc. (“Green Thumb,” or the “Company”) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of Rise™ Dispensaries, today reported its financial results for the first quarter ended March 31, 2021. Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.

Highlights for the quarter ended March 31, 2021:

•	Revenue increased 9.7% sequentially and 89.5% year-over-year to $194.4 million

•	Third consecutive quarter of positive GAAP net income, delivering $10.4 million or $0.05 per basic and diluted share.

•	Adjusted Operating EBITDA grew 9.0% sequentially and 179.3% year-over-year to $71.4 million or 36.7% of revenue.

•	Fifth consecutive quarter of positive cash flow from operations, delivering $39.7 million.

•

In February 2021, the Company raised approximately $156.0 million through direct public sales of approximately 4.7 million shares in the Company’s U.S. initial public offering of securities (the “U.S. IPO”).

•

On April 30, 2021, subsequent to quarter end, Green Thumb raised $216.7 million in senior secured debt at 7%. The Company intends to use the proceeds to retire its existing $105.5 million senior secured debt (at 12%) and for general working capital and to support various growth initiatives.

•

On May 3, 2021, subsequent to quarter end, the Company announced the signing of an agreement for its strategic expansion into Virginia and acquisition of Dharma Pharmaceuticals, LLC (“Dharma”), the holder of one of five vertical licenses in Virginia, which includes an operating production facility with one retail location and the opportunity to open up to five additional retail locations in the state.

See definition and reconciliation of non-GAAP measures elsewhere in this release.

Green Thumb Industries Inc.

Management Commentary

“2021 is off to a strong start. In the first quarter, we delivered year-over-year revenue growth of 90%, reported adjusted operating EBITDA growth of 179%, and recorded our third sequential quarter of positive net income. Our business continues to scale as the demand for cannabis swells across the country, and our team continues to rise to the occasion for our patients and customers,” said Green Thumb Chairman, Founder and Chief Executive Officer Ben Kovler.

“We are excited to expand our east coast footprint by signing an agreement to enter the Virginia cannabis market. This follows the recent sweep of adult use legalization measures across Virginia, New York and New Jersey where we see material untapped market potential. Our recent debt financing at industry leading rates positions us to capitalize on the opportunities ahead. A strong balance sheet, supported by a low cost of capital, is key to staying ahead in this fast-paced new industry. As the green wave continues to gain momentum, it is more important than ever to maintain our focus on strong execution and high-value capital allocation. This is the best way for us to build long-term sustainable value for all of our stakeholders,” said Kovler.

First Quarter Financial Overview

Total revenue for the first quarter 2021 was $194.4 million, up 9.7% sequentially and up 89.5% from $102.6 million in the prior year period. Revenue growth was primarily driven by increased scale in the Consumer Packaged Goods and Retail businesses, especially in Illinois and Pennsylvania. Overall performance was driven by expanded distribution of Green Thumb’s branded products, 13 new store openings and increased traffic in the Company’s 56 open and operating retail stores.

In the first quarter of 2021, Green Thumb generated revenue from all 12 of its markets: California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania. The Company continued to invest in the expansion of its cultivation and manufacturing capabilities in Illinois, Maryland, Massachusetts, New Jersey, Ohio and Pennsylvania.

Gross profit for the first quarter 2021 was $110.9 million or 57.0% of revenue compared to $53.0 million or 51.6% of revenue for the comparable period. Gross margin performance was driven by increased scale in the Consumer Packaged Goods and Retail businesses.

Total selling, general and administrative expenses for the first quarter were $59.3 million or 30.5% of revenue, compared to $45.4 million or 44.3% of revenue for the first quarter 2020. Improved operating costs as a percentage of revenue reflected increased operating leverage in the Company’s Consumer Packaged Goods and Retail businesses.

Total other expense was $9.2 million for the first quarter 2021, primarily reflecting warrant expense and interest associated with its senior secured notes.

Green Thumb Industries Inc.

Net income attributable to the Company for the first quarter 2021 was $10.4 million or $0.05 per basic and diluted share, compared to a net loss of $4.2 million, or a loss of $0.02 per basic and diluted share in the prior year.

EBITDA for the first quarter 2021 was $66.5 million or 34.2% of revenue compared to $20.3 million or 19.7% of revenue for the same period in the prior year. Adjusted Operating EBITDA for the first quarter 2021, which excluded non-cash stock-based compensation of $4.0 million, was $71.4 million or 36.7% of revenue as compared to $25.5 million or 24.9% of revenue for the first quarter 2020. The significant improvement in EBITDA and Adjusted Operating EBITDA largely reflected revenue growth and increased scale-driven operating leverage from both the Consumer Packaged Goods and Retail businesses. For additional information on these non-GAAP financial measures, see below under “Non-GAAP Financial Information.”

Balance Sheet and Liquidity

As of March 31, 2021, current assets were $381.0 million, including cash and cash equivalents of $275.9 million. Total debt outstanding was $100.1 million.

Total basic and diluted weighted average shares outstanding for the three months ended March 31, 2021 were 216,210,429 shares and 221,616,157 shares, respectively.

Capital Markets & Financing

In February 2021, in the Company’s U.S. IPO, the Company raised approximately $156.0 million through direct public sales of approximately 4.7 million shares registered with the U.S. Securities and Exchange Commission (“SEC”). The offering was made pursuant to the Form S-1 Registration Statement, declared effective by the SEC on February 8, 2021, and completed on a “self-underwritten, best efforts” basis.

On April 30, 2021, subsequent to quarter end, the Company closed a $216.7 million senior secured non-brokered private placement financing through the issuance of senior secured notes. The Company intends to use the proceeds to retire the Company’s existing $105.5 million senior secured debt and for general working capital and various growth initiatives.

Expansion of Consumer Packaged Goods Business

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As of March 31, 2021, Green Thumb’s family of consumer brands are produced, distributed, and available in retail locations in twelve states: California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania.

•	Consumer Packaged Goods gross revenue grew 7.7% sequentially, driven primarily by expanded scale in production and distribution of branded products.

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Green Thumb continued the expansion of its product offerings, entering the beverage category through a partnership with Cann, the leading cannabis-infused beverage brand. In April, the Company launched sales of Cann in Illinois and plans to expand distribution to other markets later this year.

Green Thumb Industries Inc.

Retail Business Development

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Green Thumb’s first quarter revenue included sales from 56 retail stores across eleven states: California, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania.

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Comparable sales growth (stores opened at least 12 months) was 35.0% on a base of 40 stores, driven primarily by increased transactions. Sequential comparable sales were up 2.0% on a base of 48 stores.

•	Retail revenue increased 7.6% sequentially, driven by increased foot traffic in established stores and new store openings.

•	During the first quarter, and subsequent to quarter end, Green Thumb expanded its retail service in:

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Pennsylvania: Opened Rise™ Erie Peach on February 3, 2021 and Rise™ Meadville on March 31, 2021. First day profits for Erie Peach were donated to 412 Food Rescue and Community Shelter Services, whose mission is to provide services and shelter to homeless and those at risk of being homeless. First day profits for Meadville were donated to Women’s Services, which strives to meet people’s needs in crisis due to domestic violence, sexual violence or homelessness.

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California: Expanded the Company’s retail footprint into California with the opening of Essence Pasadena on March 10, 2021. First day profits were contributed to the Pasadena Chamber of Commerce Foundation with funds earmarked for the organization’s Minority Small Business Initiative, which offers support to minority and women-owned businesses.

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New Jersey: Opened Rise™ Paramus, the second store in the state, on March 15, 2021. First day profits were donated to the Paramus Children’s Health Foundation, which provides financial support to families of children who suffer from a severe illness or injury.

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Illinois: Opened Rise™ Lake in the Hills, the ninth store in Illinois, on March 31, 2021. First day profits went to Habitat for Humanity of McHenry County, which is part of a global nonprofit housing organization.

Green Thumb Industries Inc.

Other Developments

On May 3, 2021, subsequent to quarter end, the Company announced the signing of an agreement for its strategic expansion into Virginia through the acquisition of Dharma. As one of only five licensees in the Virginia medical cannabis market, Dharma is licensed to grow, process and retail cannabis directly to patients. The acquisition includes a production facility and retail dispensary in Abingdon, Virginia. Following the closing of the acquisition, Green Thumb will have the opportunity to open five additional retail locations in the Commonwealth. Completion of the acquisition is subject to customary regulatory approvals and is expected to close in the second half of 2021.

On April 7, 2021, subsequent to quarter end, Swati Mylavarapu joined Green Thumb’s Board of Directors and will serve on the Compensation Committee. Mylavarapu brings nearly a decade of experience investing, advising and building mission-driven technology companies. Since 2017, Mylavarapu has served as Founder and Managing Partner of Incite.org, a hybrid incubator and investment fund that combines venture capital, philanthropy, and civic advocacy to accelerate bold ideas and solve some of the world’s most pressing challenges. From 2015 to 2017, she was an investment partner at venture capital firm Kleiner Perkins Caufield & Byers. Prior to that, Mylavarapu built the early international efforts for Square, the financial services and digital payments company. She also served as National Investment Chair for Transportation Secretary Pete Buttigieg’s 2019-2020 Presidential bid.

Green Thumb in the Community

•	First day profits to local charities at each new retail location.

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Dogwalkers brand expanded its founding program of donating a portion of its pre-roll proceeds to local animal shelter programs with the creation of the ‘Bailey Legacy Fund’ to support animal rescue organizations.

•	Scholarship grants to advance industry diversity through education.

•	Partnership with American Corporate Partners, a veteran’s organization that helps members of the military transition to civilian life.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the SEC. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Green Thumb Industries Inc.

Definitions

EBITDA: Earnings before interest, taxes, other income or expense and depreciation and amortization.

Adjusted Operating EBITDA: Earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash stock-based compensation, one-time transaction related expenses, or other non-operating costs.

Conference Call and Webcast

Green Thumb will host a conference call on Wednesday, May 12, 2021 at 5:00 pm ET to discuss its first quarter 2021 financial results for the quarter ended March 31, 2021. The conference call may be accessed by dialing 833-502-0470 (Toll-Free) or 236-714-2182 (International) with conference ID: 6438759. A live audio webcast of the call will also be available on the Investor Relations section of Green Thumb’s website at https://investors.gtigrows.com and will be archived for replay.

About Green Thumb Industries:

Green Thumb, a national cannabis consumer packaged goods company and owner of Rise™ dispensaries, promotes well-being through the power of cannabis while giving back to the communities in which it serves. Green Thumb manufactures and distributes a portfolio of branded cannabis products including Beboe, Dogwalkers, Dr. Solomon’s, incredibles, Rythm and The Feel Collection. The company also owns and operates rapidly growing national retail cannabis stores called Rise™. Headquartered in Chicago, Illinois, Green Thumb has 13 manufacturing facilities, licenses for 97 retail locations and operations across 12 U.S. markets. Established in 2014, Green Thumb employs over 2,400 people and serves thousands of patients and customers each year. The company was named a Best Workplace 2018 by Crain’s Chicago Business and MG Retailer magazine in 2018 and 2019.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this document regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “project,” “anticipate,” “believe,” “plan,” “forecast,” “continue,” “suggests” or “could” or the negative of these terms or variations of them or similar terms. Furthermore, forward-looking statements may be included in various filings that we make with the SEC), or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and

Green Thumb Industries Inc.

unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. These known and unknown risks include, without limitation: cannabis remains illegal under federal law, and enforcement of cannabis laws could change; the Company may be subject to action by the U.S. federal government; state regulation of cannabis is uncertain; the Company may be subject to heightened scrutiny by Canadian regulatory authorities; the Company may face limitations on ownership of cannabis licenses; the Company may become subject to U.S. Food and Drug Administration or the U.S. Bureau of Alcohol, Tobacco Firearms and Explosives regulation; cannabis businesses are subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services; the Company may face difficulties acquiring additional financing; the Company lacks access to U.S. bankruptcy protections; the Company operates in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where we carry on business; the Company may face difficulties in enforcing its contracts; the Company has limited trademark protection; cannabis businesses are subject to unfavorable tax treatment; cannabis businesses may be subject to civil asset forfeiture; the Company is subject to proceeds of crime statutes; the Company faces exposure to fraudulent or illegal activity; the Company’s use of joint ventures may expose it to risks associated with jointly owned investments; the Company faces risks due to industry immaturity or limited comparable, competitive or established industry best practices; the Company faces risks related to its products; the Company is dependent on the popularity of consumer acceptance of the Company’s brand portfolio; the Company’s business is subject to the risks inherent in agricultural operations; the Company may be adversely impacted by rising or volatile energy costs; the Company faces an inherent risk of product liability or similar claims; the Company’s products may be subject to product recalls; the Company may face unfavorable publicity or consumer perception; the Company may face unfavorable publicity or consumer perception; the Company’s voting control is concentrated; the Company’s capital structure and voting control may cause unpredictability; issuances of substantial amounts of Super Voting Shares, Multiple Voting Shares or Subordinate Voting Shares may result in dilution; and the Company is governed by corporate laws in British Columbia, Canada which in some cases have a different effect on shareholders than the corporate laws in Delaware, United States. Further information on these and other potential factors that could affect the Company’s business and financial condition and the results of operations are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and elsewhere in the Company’s filings with the SEC, which are available on the SEC’s website or at https://investors.gtigrows.com. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this document, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Green Thumb Industries Inc.

Coronavirus Pandemic

In March 2020, the World Health Organization categorized coronavirus disease 2019 (together with its variants, “COVID-19”) as a pandemic. COVID-19 continues to spread throughout the U.S. and other countries across the world, and the duration and severity of its effects are currently unknown. The Company continues to implement and evaluate actions to strengthen its financial position and support the continuity of its business and operations in the face of this pandemic and other events. The Company’s condensed consolidated financial statements presented herein reflect estimates and assumptions made by management that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and reported amounts of revenue and expenses during the periods presented. Such estimates and assumptions affect, among other things, the Company’s goodwill; long-lived assets and intangible assets; operating lease right of use assets and operating lease liabilities; assessment of the annual effective tax rate; valuation of deferred income taxes; the allowance for doubtful accounts; assessment of the Company’s lease and non-lease contract expenses; and measurement of compensation cost for bonus and other compensation plans. While the Company’s revenue, gross profit and operating income were not impacted during first three months of 2021, the uncertain nature of the spread of COVID-19 and the uncertainty of the impact of nationwide vaccine programs, may impact the Company’s business operations for reasons including the potential quarantine of the Company’s employees or those of the Company’s supply chain partners, and the Company’s continued designation as an “essential” business in states where the Company does business that currently or in the future impose restrictions on business operations. The carrying value of the Company’s goodwill and other long-lived assets may change in future periods as the expected impacts from COVID-19 are revised, resulting in further potential impacts to the Company’s financial statements.

The Canadian Securities Exchange does not accept responsibility for the adequacy or accuracy of this release.

Investor Contact:	Media Contact:

Jennifer Dooley	Grace Bondy
Chief Strategy Officer	Corporate Communications
InvestorRelations@gtigrows.com	gbondy@gtigrows.com
310-622-8257	517-672-8001

Source: Green Thumb Industries

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from Unaudited Consolidated Statements of Operations

For the Three Months Ended March 31, 2021, 2020 and December 31, 2020

(Amounts Expressed in United States Dollars, Except for Share Amounts)

	Three Months Ended
	March 31, 2021	March 31, 2020	December 31, 2020
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues, net of discounts	$194,430,584	$102,602,602	$177,226,522
Cost of Goods Sold, net	(83,565,084)	(49,615,188)	(76,696,427)

Gross Profit	110,865,500	52,987,414	100,530,095

Expenses:
Selling, General, and Administrative	59,331,251	45,434,757	53,237,812

Total Expenses	59,331,251	45,434,757	53,237,812

Income (Loss) From Operations	51,534,249	7,552,657	47,292,283

Other Income (Expense):
Other Income (Expense), net	(5,149,817)	6,786,110	7,875,180
Interest Income, net	49,890	88,115	3,745
Interest Expense, net	(4,123,176)	(5,041,442)	(4,430,045)

Total Other Income (Expense)	(9,223,103)	1,832,783	3,448,880

Income (Loss) Before Provision for Income Taxes And Non-Controlling Interest	42,311,146	9,385,440	50,741,163

Provision For Income Taxes	30,856,178	13,149,000	26,888,755

Net Income (Loss) Before Non-Controlling Interest	11,454,968	(3,763,560)	23,852,408
Net Income Attributable To Non-Controlling Interest	1,086,302	442,704	1,387,601

Net Income (Loss) Attributable To Green Thumb Industries Inc.	$10,368,666	$(4,206,264)	$22,464,807

Net Income (Loss) per share - basic	$0.05	$(0.02)	$0.11

Net Income (Loss) per share - diluted	$0.05	$(0.02)	$0.11

Weighted average number of shares outstanding - basic	216,210,429	208,468,356	213,249,477

Weighted average number of shares outstanding - diluted	221,616,157	208,468,356	217,178,771

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from the Consolidated Balance Sheet

(Amounts Expressed in United States Dollars)

March 31,
2021
(Unaudited)
Cash and Cash Equivalents	$275,898,839
Other Current Assets	105,059,800
Property and Equipment, Net	201,069,010
Right of Use Assets, Net	144,119,418
Intangible Assets, Net	396,014,963
Goodwill	382,697,467
Other Long-term Assets	44,264,525

Total Assets	$1,549,124,022

Total Current Liabilities	$108,444,304
Notes Payable, Net of Current Portion and Debt Discount	99,727,557
Lease Liability, Net of Current Portion	150,679,584
Other long-Term Liabilities	87,502,684
Total Equity	1,102,769,893

Total Liabilities and Equity	$1,549,124,022

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures

For the Three Months Ended March 31, 2021, 2020 and December 31, 2020

(Amounts Expressed in United States Dollars)

EBITDA, and Adjusted Operating EBITDA are non-GAAP measures and do not have standardized definitions under GAAP. We define each term as follows:

(1) EBITDA is defined as earnings before interest, taxes, other income or expense and depreciation and amortization.

(2) Adjusted Operating EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash stock-based compensation, one-time transaction related expenses, or other non-operating costs.

The following information provides reconciliations of the supplemental non-GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believe that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

	Three Months Ended
Adjusted Operating EBITDA	March 31, 2021	March 31, 2020	December 31, 2020
(Amounts Expressed in United States Dollars)	(Unaudited)	(Unaudited)	(Unaudited)
Net Income (Loss) Before Noncontrolling Interest (GAAP)	$11,454,968	$(3,763,560)	$23,852,408
Interest Income, net	(49,890)	(88,115)	(3,745)
Interest Expense, net	4,123,176	5,041,442	4,430,045
Income Taxes	30,856,178	13,149,000	26,888,755
Other (Income) Expense, net	5,149,817	(6,786,110)	(7,875,180)
Depreciation and Amortization	14,993,421	12,705,172	14,025,615

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (non-GAAP measure)	$66,527,670	$20,257,829	$61,317,898

stock-based Compensation, Non-Cash	4,030,655	5,073,742	4,127,198
Acquisition, Transaction, and Other Non-Operating Costs	796,956	213,353	—

Adjusted Operating EBITDA (non-GAAP measure)	$71,355,281	$25,544,924	$65,445,096